                                                                   Exhibit 5.1

                         PILLSBURY MADISON & SUTRO LLP
                              2550 Hanover Street
                            Palo Alto, CA 94304-1115
                              Tel: (650) 233-4500
                              Fax: (650) 233-4545

                                August 31, 1999



eGain Communications Corporation
624 East Evelyn Avenue
Sunnyvale, CA 94086

     Re: Registration Statement on Form S-1

Ladies and Gentlemen:

     We are acting as counsel for eGain Communications Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 5,750,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company (including 750,000 shares subject to the underwriters' over-allotment option) to be offered and sold by the Company. In this regard we have participated in the preparation of a Registration Statement on Form S-1 relating to such 5,750,000 shares of Common Stock. (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Securities Act (a "Rule 462(b) registration statement") is herein referred to as the "Registration Statement.")

     We are of the opinion that the shares of Common Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.

                              Very truly yours,

                              /s/ Pillsbury Madison & Sutro LLP